EXHIBIT 99.1

Bridger Aerospace Announces First Quarter 2023 Results

Prepared to Meet the Growing Demand for Aerial Firefighting

BOZEMAN, Mont., May 12, 2023 (GLOBE NEWSWIRE) -- Bridger Aerospace Group Holdings, Inc. (“Bridger” or “Bridger Aerospace”), (NASDAQ: BAER, BAERW), one of the nation’s largest aerial firefighting companies, today reported results for the first quarter ended March 31, 2023.

Highlights:

  All aircraft including Super Scoopers and Air Attack are operational and ready to perform in the 2023 wildfire season
  First quarter 2023 operating expenses in line with management’s expectations
  Bridger’s receipt of its sixth Super Scooper in February 2023 creates world’s largest privately owned Super Scooper fleet
  On track to grow 2023 Adjusted EBITDA to between $37 million to $45 million

“During the first quarter, we wrapped up our winter maintenance, flight training and carding as we prepare for the 2023 wildfire season,” commented Tim Sheehy, Bridger Aerospace’s Chief Executive Officer. “As several states look to secure aerial firefighting capabilities to respond to wildfires more rapidly and efficiently, Bridger is particularly well positioned with a full spectrum of aviation resources, including the world’s largest privately owned Super Scooper fleet, to protect property and human life as the population expands into wildfire prone areas. In addition to leveraging the infrastructure we have in place; we also see opportunities to expand into new verticals and markets to support our state and federal customers more fully.”

First Quarter 2023 Results
Revenue for the first quarter of 2023 was $365 thousand, compared to $69 thousand in the first quarter of 2022. Revenue is typically lower in the first quarter as Bridger schedules annual fleet maintenance activities in preparation for the U.S. wildfire season, which historically occurs during the second and third quarters of the fiscal year.

Cost of revenues increased 11% to $7.2 million in the first quarter of 2023 and was comprised of flight operations expenses of $3.7 million and maintenance expenses of $3.5 million. This compares to $6.5 million in the first quarter of 2022, which included $3.7 million of flight operations expenses and $2.9 million of maintenance expenses. The increase primarily relates to higher personnel and other expenses related to the two additional Super Scooper aircraft that were placed into service in September 2022 and February 2023, respectively.

Selling, general and administrative expenses (“SG&A”) were $33.2 million in the first quarter of 2023 and included planned operating SG&A expenses of $6.0 million, $3.2 million of professional service fees primarily associated with becoming a public company, and $24.0 million of non-cash stock-based compensation expense for restricted stock units (“RSUs”) issued to executives and senior management of Bridger in connection with the business combination with Jack Creek Investment Corp., which closed in January 2023. The operating SG&A expenses of $6.0 million increased $1.2 million from $4.8 million in the first quarter of 2022 and were in-line with management’s expectations, driven by both higher insurance costs and higher operating costs primarily associated with the recent addition of the two latest Super Scoopers.

Interest expense for the first quarter of 2023 increased to $5.7 million from $3.7 million in the first quarter of 2022 due to additional interest expense related to the Gallatin municipal bond issuances totaling $160 million of gross proceeds that closed in the third quarter of 2022. Bridger also reported Other Income of $1.1 million for the period ended March 31, 2023, comprised of interest income for the embedded derivative of its preferred equity of $0.8 million and realized gains from available-for-sale securities of $0.2 million.

Bridger reported a net loss of $44.7 million in the first quarter of 2023 compared to a net loss of $14.9 million in the first quarter of 2022. The increase in net loss in the first quarter of 2023 was primarily driven by the increases in SG&A described above. Adjusted EBITDA was negative ($10.7) million in the first quarter of 2023, compared to negative ($9.1) million in the first quarter of 2022. Adjusted EBITDA excludes interest expense, depreciation and amortization, stock-based compensation, gains, and losses on disposals of assets, legal fees and offering costs related to financing and other transactions and business development and integration expenses. As a reminder, Bridger historically generates negative Adjusted EBITDA in the first quarter of each year with positive Adjusted EBITDA generated primarily in the second and third quarters of each year coinciding with the U.S. wildfire season.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

Business Outlook
As previously announced on March 20, 2023, Bridger’s current fleet of over 20 aircraft, including six Super Scoopers, is projected to generate revenue of $84 million to $96 million in 2023. Adjusted EBITDA margins are projected to improve from 8% in 2022 to over 40% in 2023. As a result, Adjusted EBITDA is projected to range from $37 million to $45 million for 2023. We expect to add Adjusted EBITDA from potential future fleet expansion, if any, to our guidance upon transaction closings.

“We continue to see and evaluate a growing number of opportunities to further expand our fleet through M&A, and we continue to receive interest from abroad for our services. These opportunities have the potential to further drive growth and shareholder returns in the quarters ahead. Historically, Bridger has shown significant year over year revenue growth, and we expect 2023 to be another record year for the company,” added Sheehy.

Conference Call
Bridger Aerospace will hold an investor conference call on Friday, May 12, 2023 at 4:30 p.m. Eastern Time (2:30 p.m. Mountain Time) to discuss these results, its current financial position and business outlook. Questions will be invited after management’s presentation. Interested parties can access the conference call by dialing 888-886-7786 or 416-764-8658. The conference call will also be broadcast live on the Investor Relations section of our website at https://ir.bridgeraerospace.com. An audio replay will be available through May 19, 2023 by calling 844-512-2921 or 412-317-6671 and using the passcode 66453453. The replay will also be accessible at https://ir.bridgeraerospace.com.

About Bridger Aerospace
Based in Bozeman, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger Aerospace is committed to utilizing its team, aircraft and technology to save lives, property and habitats threatened by wildfires. Bridger Aerospace provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Investor Contacts
Alison Ziegler
Darrow Associates
201-220-2678
aziegler@darrowir.com

Forward Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet; (2) Bridger’s business plans and growth plans, including anticipated revenue, Adjusted EBITDA and Adjusted EBITDA margin for 2023; (3) increases in the aerial firefighting market; and (4) anticipated investments in additional aircraft, capital resource, and research and development and the effect of these investments. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including: changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; Bridger’s ability to successfully and timely develop, sell and expand its technology and products, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger as a result of the consummation of the business combination; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; the ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the impact of the coronavirus pandemic; the ability to successfully select, execute or integrate future acquisitions into the business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 20, 2023. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

BRIDGER AEROSPACE GROUP HOLDINGS, LLC
(PREDECESSOR TO BRIDGER AEROSPACE GROUP HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(All amounts in U.S. dollars)
(unaudited)

	For the three months ended March 31,
	2023	2022
Revenues	$365,373	$69,292

Cost of revenues:
Flight operations	3,733,261	3,665,352
Maintenance	3,515,451	2,861,987
Total cost of revenues	7,248,712	6,527,339
Gross loss	(6,883,339)	(6,458,047)

Selling, general and administrative expense	33,228,491	4,841,259
Operating loss	(40,111,830)	(11,299,306)

Interest expense	(5,664,545)	(3,714,546)
Other income	1,091,437	140,843
Net loss	$(44,684,938)	$(14,873,009)

Series A Preferred Stock – adjustment for deemed dividend upon Closing	(48,300,000)	-
Series A Preferred Stock – adjustment to eliminate 50% multiplier	156,362,597	-
Series A Preferred Stock – adjustment to maximum redemption value	(4,274,439)	-
Legacy Bridger Series A Preferred Shares – adjustment for redemption, extinguishment and accrued interest	-	(4,339,767)

Net income (loss) attributable to Common Stockholders - basic and diluted	59,103,220	(19,212,776)

Net income (loss) per share of Common Stock – basic	$1.36	$(0.50)
Net income (loss) per share of Common Stock – diluted	$0.79	$(0.50)

Weighted-average Common stock outstanding – basic	43,488,468	38,770,646
Weighted-average Common stock outstanding – diluted	74,986,752	38,770,646

BRIDGER AEROSPACE GROUP HOLDINGS, LLC
(PREDECESSOR TO BRIDGER AEROSPACE GROUP HOLDINGS, INC.)
CONSOLIDATED BALANCE SHEETS
(All amounts in U.S. dollars)
(Unaudited)

	As of March 31,	As of December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$2,290,244	$30,162,475
Restricted cash	12,398,725	12,297,151
Investments in marketable securities	30,322,527	54,980,156
Accounts receivable	367,336	28,902
Aircraft support parts	434,894	1,761,270
Prepaid expenses and other current assets	3,076,473	1,835,032
Deferred offering costs	-	5,800,144
Total current assets	48,890,199	106,865,130

Property, plant, and equipment, net	203,422,599	192,091,413
Intangible assets, net	181,783	208,196
Goodwill	2,457,937	2,457,937
Other noncurrent assets	6,739,998	4,356,225
Total assets	$261,692,516	$305,978,901

LIABILITIES, MEZZANINE EQUITY AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$3,503,466	$3,170,354
Accrued expenses and other current liabilities	13,063,960	18,669,572
Operating right-of-use current liability	22,126	21,484
Current portion of long-term debt, net of debt issuance costs	2,446,320	2,445,594
Total current liabilities	19,035,872	24,307,004
Long-term accrued expenses and other noncurrent liabilities	5,804,275	45,659
Operating right-of-use noncurrent liability	745,989	754,673
Long-term debt, net of debt issuance costs	205,241,626	205,471,958
Total liabilities	$230,827,762	$230,579,294

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Series A Preferred Stock	336,933,387	-
Legacy Bridger Series C Preferred Shares	-	489,021,545

STOCKHOLDERS’ Deficit
Common Stock	4,832	3,908
Additional paid-in-capital	73,406,859	-
Accumulated deficit	(381,032,705)	(415,304,343)
Accumulated other comprehensive income	1,552,381	1,678,497
Total stockholders’ deficit	(306,068,633)	(413,621,938)
Total liabilities, mezzanine equity and stockholders’ deficit	$261,692,516	$305,978,901

BRIDGER AEROSPACE GROUP HOLDINGS, LLC
(PREDECESSOR TO BRIDGER AEROSPACE GROUP HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(All amounts in U.S. dollars)
(Unaudited)

	For the three months ended March 31,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(44,684,938)	$(14,873,009)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
(Gain) Loss on sale of fixed assets	(1,459)	781,492
Depreciation and amortization	1,751,045	1,266,922
Stock based compensation expense	25,597,016	2,558
Change in fair value of the Warrants	(1,599,000)	-
Change in fair value of freestanding derivative	50,559	-
Amortization of debt issuance costs	239,319	44,866
Accrued interest on Series B Preferred shares	-	2,857,921
Change in fair value of Legacy Bridger Series C Preferred shares	(345,585)	-
Realized gain on investments in marketable securities	(258,618)	-
Changes in operating assets and liabilities:
Accounts receivable	(338,434)	34,992
Aircraft support parts	1,326,376	138,699
Prepaid expense and other current and noncurrent assets	(3,897,015)	556,422
Accounts payable, accrued expense and other liabilities	(14,491,847)	1,771,711
Net cash used in operating activities	(36,652,581)	(7,417,426)

Cash Flows from Investing Activities:
Investments in construction in progress – buildings	(1,045,600)	(177,583)
Proceeds from sales and maturities of marketable securities	25,061,740	-
Sale of property, plant and equipment	113,659	286,400
Purchases of property, plant and equipment	(11,170,664)	(2,460,944)
Net cash provided by (used in) investing activities	12,959,135	(2,352,127)

Cash Flows from Financing Activities:
Payment of finance lease liability	(8,440)	-
Proceeds from the Closing	3,193,536	-
Costs incurred related to the Closing	(6,793,574)	-
Borrowings from various First Interstate Bank vehicle loans	-	63,070
Repayments on debt	(468,925)	(477,671)
Net cash used in financing activities	(4,077,403)	(414,601)
Effect of exchange rate changes	192	(287)
Net change in cash, cash equivalents and restricted cash	(27,770,657)	(10,184,441)
Cash, cash equivalents and restricted cash – beginning of the period	42,459,626	17,261,132
Cash, cash equivalents and restricted cash – end of the period	$14,688,969	$7,076,691
Less: Restricted cash – end of the year	12,398,725	3,452,932
Cash and cash equivalents – end of the year	$2,290,244	$3,623,759

EXHIBIT A
Non-GAAP Results and Reconciliations

Although Bridger believes that net income or loss, as determined in accordance with GAAP, is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. Bridger believes these measures help illustrate underlying trends in our business and use the measures to establish budgets and operational goals, and communicate internally and externally, for managing our business and evaluating its performance. Bridger also believes these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance.

Each of the profitability measures described below are not recognized under GAAP and do not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Bridger’s management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

Bridger does not provide a reconciliation of forward-looking measures where Bridger believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts, such as acquisition costs, integration costs and loss on the disposal or obsolescence of aging aircraft. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of Bridger’s control or cannot be reasonably predicted. For the same reasons, Bridger is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA gains and losses on disposals of assets, legal fees and offering costs related to financing and other transactions, which include costs that are required to be expensed in accordance with GAAP. In addition, we exclude from Adjusted EBITDA non-cash stock-based compensation and business development expenses. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

The following table reconciles net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the three months ended March 31, 2023 and 2022.

	For the three months ended March 31,
(All amounts in U.S. dollars)	2023	2022

Net loss	$(44,684,938)	$(14,873,009)
Depreciation and amortization	1,751,045	1,266,922
Interest expense	5,664,545	3,714,546
EBITDA	(37,269,348)	(9,891,541)
(Gain) loss on disposals (i)	(1,459)	781,492
Legal fees (Ii)	-	27,808
Offering costs (iii)	2,083,120	-
Stock-based comp (iv)	23,998,016	-
Business development (v)	518,822	-
Adjusted EBITDA	$(10,670,849)	$(9,082,241)

  Represents loss on the disposal of aging aircraft.
  Represents one-time costs associated with legal fees for infrequent or unusual transactions that were not capitalizable per GAAP.
  Represents one-time professional service fees related to the preparation for potential offerings that have been expensed during the period.
  Represents stock-based compensation expense recognized for RSUs granted to certain executives and senior management and the fair value adjustment for warrants issued in connection with the Business Combination.
  Represents expenses related to potential acquisition targets and additional business lines.